Exhibit 23.3

Consent of Milliman Limited

We consent to the reference to our firm under the captions “Experts” and “Embedded Value”, and the inclusion of our actuarial consultant’s report and addendum to actuarial consultant’s report - September 30, 2021, in the Registration Statement (Form F-1) and related preliminary prospectus of FWD Group Holdings Limited (formerly known as PCGI Intermediate Holdings Limited).

Milliman Limited

By:	/s/ Michael Daly
Name:	Michael Daly FIA
Title:	Principal & Consulting Actuary

By:	/s/ Wen Yee Lee
Name:	Wen Yee Lee FIAA
Title:	Principal & Consulting Actuary

Hong Kong

November 16, 2021